UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 6, 2010

First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

(803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement, and

Item 2.02 Results of Operations and Financial Condition

On April 6, 2010, First Community Bank, National Association (the “Bank”), the subsidiary bank of First Community Corporation (the “Company”), entered into a formal written agreement (the “Agreement”) with the Office of the Comptroller of the Currency (the “OCC”).  A copy of the Agreement is attached hereto as Exhibit 10.1.

The Agreement is based on the findings of the OCC during a 2009 on-site examination of the Bank.  Since the completion of the examination, based on discussions with the OCC, the Board of Directors and management of the Bank have been actively pursuing many courses of action that are responsive to the requirements of the Agreement.  The Board of Directors has also appointed a compliance committee to monitor and coordinate the Bank’s performance under the Agreement.

The Agreement does not require any adjustment to the Bank’s balance sheet or income statement; nor does it change the Bank’s “well-capitalized” status.  The OCC has separately established the following individual minimum capital ratios for the Bank: a Tier I leverage capital ratio of at least 8.00%, a Tier 1 risk-based capital ratio of at least 10.00%, and a Total risk-based capital ratio of at least 12.00%.  We believe that, as of March 31, 2010, the Bank exceeds the above-mentioned ratios.

As reflected in the Agreement, the OCC’s primary concern with the Bank is driven by the rating agencies’ downgrades of non-agency mortgage backed securities (MBS) in its investment portfolio.  These securities, purchased in 2004 through 2008, were all rated AAA by the rating agencies at the time of purchase; however, they have been impacted by the economic recession and the stress on the residential housing sector.  The non-agency MBS ratings do not reflect the discounted purchase price paid by the Bank.  They only reflect the rating agencies’ analysis of the performance of the security overall and, therefore, a downgrade does not capture the risk of loss to the Bank.

In the Agreement, the OCC asked that the Bank obtain an independent evaluation of its non-agency MBS, which the Bank did in February, 2010.  The Bank’s internal analysis identified an Other Than Temporary Impairment (OTTI) charge to earnings of $75,000 on the non-agency MBS during the first quarter of 2010.  The independent valuation indicated that no additional adjustments would be required in this quarter.

The remainder of the Agreement requires revisions to existing policies, plans, and procedures.  These include the Strategic Plan, the Capital Plan, the Investment Policy, the Liquidity Policy, Loan Portfolio Management systems, the allowance for loan and lease loss program, and certain appraisal documentation practices.  Many of these revisions have already been completed.

The foregoing description of the Agreement is only a summary of certain terms and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

By:	/s/ Joseph G. Sawyer
Name:	Joseph G. Sawyer
Title:	Chief Financial Officer

Dated: April 8, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement by and between First Community Bank and the Office of the Comptroller of the Currency.